UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2008

NetREIT
 (Exact name of registrant as specified in its charter)

CALIFORNIA	001-34049	33-0841255
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1282 Pacific Oaks Place Escondido, CA	92029-2900
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 471-8537

365 S. Rancho Santa Fe Road Suite 300
San Marcos, CA 92078
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Restatement of 2007 Financial Statement and 2008 Quarterly Reports

We are in the process of restating our financial statements for the year ended December 31, 2007 to reclassify a portion of the acquisition costs previously classified as building and improvements. Pursuant to Statement of Financial Accounting Standards No. 141, Business Combinations (“SFAS 141”), the Company allocates the purchase price of acquired properties to land, buildings and improvements and identified tangible and intangible assets and liabilities associated with in-place leases (including tenant improvements, unamortized leasing commissions, value of above and below-market leases, acquired in-place lease values, and tenant relationships, if any) based our respective estimated fair values. We have determined that our initial process of estimating fair values for acquired in-place lease values did not include all components of such valuation and we did not value the tenant relationships in connection with our acquisition of the two self storage facilities. The restatement will increase the depreciation and amortization expense since the buildings and improvements are depreciated on a 39-year life while the amounts reclassified as tenant improvements and in-place lease values are depreciated or amortized over the remaining life of the lease which ranges from 1 to 15 years. Our total acquisition costs included in the balance sheet will not change.

The restatement will reduce the total assets by approximately $350,000 on the balance sheet at December 31, 2007 due to the increase in the accumulated depreciation and amortization.

The effect on the Statement of Operations for the year ended December 31, 2007 will be to increase depreciation and amortization expense by approximately $350,000 and thereby increase the loss from continuing operations and reducing the net income (loss) available to common stockholders by that same amount. The effect on loss from continuing operations per share and Income per common share available to common shareholders will decrease by approximately $0.15 per share.

The restatement will not change the results of Statement of Cash Flows since the restatement relates only to non-cash expenses.

We anticipate completion of the restated financial statements opinion in the next two weeks.

Item 8.01 Other Events.

Change in Principal Executive Offices

Effective November 10, 2008, the address of our principal executive offices will be 1282 Pacific Oaks Place, Escondido, California, 92029-2900.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Real Estate Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Company Shell Transactions.

Not applicable.

(d)	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetREIT

Date: November 12, 2008	By:	/s/ Kenneth Elsberry

Name: Kenneth Elsberry
Title: Chief Financial Officer